SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest event Reported): April 27, 2001


                        PANAGRA INTERNATIONAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

 New York                               0-30183                    13-4025362
 ------------------------          ----------------------     -----------------
(State or other jurisdiction      (Commission File Number)     (IRS Employer of
 incorporation or organization)                                   ID Number)


                     515 Madison Avenue, New York, NY 10022
                     --------------------------------------
                    (Address of principal executive offices)

                                 (212) 829-0905
                                 --------------
                         (Registrant's Telephone Number)



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Item 5.  Other Events.

         On April 27, 2001, PanAgra International Corporation, a New York corporation (the "Company") and its newly-formed subsidiary Minghua Acquisition Corp., a Delaware corporation ("Acquisition Corp."), entered into a stock purchase agreement (the "Agreement") with Mr. Li Chuquan and Mr. Chan Kuen Kwong (collectively, the "Sellers") relating to the purchase by Acquisition Corp. of all of the outstanding capital stock of Ming Hua Group International Holding (Hong Kong) Limited, a corporation existing under the laws of the Hong Kong Special Administrative Region of the Peoples Republic of China ("Ming Hua Group International"). Ming Hua Group International holds, as its only asset, an 85% equity interest in Shenzhen Minghua Environmental Protection Vehicles Co., Ltd, a corporation existing under the laws of the Peoples Republic of China (the "Environmental Vehicle Company"). The Environmental Vehicle Company is the owner of patented technology relating to hybrid vehicles powered by a combination of a combustion diesel engine and an electric power system (the "Minghua Hybrid Vehicle").

         Pursuant to the Agreement, Acquisition Corp. is obligated to pay a $1,000,000 deposit to the Sellers within fifteen days of signing the Agreement and to deliver to the Sellers 28,000,000 shares of the Company's Common Stock at the closing of the transactions contemplated by the Agreement (the "Closing"). The Company will fund such cash amount and issue such shares on behalf of Acquisition Corp. as a capital contribution to Acquisition Corp. The deposit will be returned to Acquisition Corp. if the Closing does not occur unless the failure to close results from a breach of the Agreement by the Company or the Acquisition Corp. The Closing is subject to various conditions including the completion of a due diligence investigation by the Company and Acquisition Corp. of Ming Hua Group International and the Environmental Vehicle Company. From and after the Closing, the Company will indirectly control the Environmental Vehicle Company.

         At the Closing Mr. Li Chuquan will obtain a controlling interest in the Company. As soon as practical after the Closing, the Company intends to change its name to Minghua Group International Holdings Limited and at such time, the Company intends to increase the size of its board and to appoint Mr. Li Chuquan, the Chairman of Ming Hua Group International and the Environmental Protection Vehicle Company, as chairman of the Company.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

2.1 Stock Purchase Agreement, dated April 27, 2001, among the Company, Acquisition Corp. and the Sellers.

99.1     Press Release


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 27, 2001

                                            PanAgra International Corporation


                                            By:  /s/ Ronald C. H. Lui
                                                --------------------------------
                                                Ronald C. H. Lui, President